UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                           FORM 8-K



                       CURRENT REPORT



           PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 22, 2004


                   NICHOLAS FINANCIAL, INC.
    (Exact name of registrant as specified in its Charter)


   British Columbia, Canada        0-26680         8736-3354
(State or Other Jurisdiction of  (Commission   (I.R.S. Employer
 Incorporation or Organization)   File Number)  Identification No.)

  2454 McMullen Booth Road, Building C
    Clearwater, Florida                           33759
  (Address of Principal Executive Offices)      (Zip Code)


                        (727) 726-0763
     (Registrant's telephone number, Including area code)


                        Not applicable

    (Former name, former address and former fiscal year, if
                 changed since last report)

Item 12.    Results of Operations and Financial Condition

     Nicholas Financial, Inc., (NASDAQ:NICK) today announced record revenue and earnings for the first quarter ended June 30, 2004. The Company reported that net income increased 40% to $1,632,392 for the three months ended June 30, 2004 as compared to $1,165,975 for the three months ended June 30, 2003. Earnings per share increased 23% to $0.27 as compared to $0.22 for the three months ended June 30, 2003. Revenue for the first quarter increased 20% to $7,276,655 as compared to $6,060,031 for the three months ended June 30, 2003.



Item 7.   Financial Statements and Exhibits

Exhibit #    Description

 99 Press release dated July 22, 2004, announcing record revenue and earnings for the first quarter ended June 30, 2004.

                         SIGNATURES

   Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                  NICHOLAS FINANCIAL, INC.
                        (Registrant)


 Date: July 22, 2004           /s/ Peter L. Vosotas
                               Peter L. Vosotas
                               Chairman, President,
                               Chief Executive Officer
                               (Principal Executive Officer)


    Date: July 22, 2004        /s/ Ralph T. Finkenbrink
                               Ralph T. Finkenbrink
                               (Principal Financial Officer
                                and Accounting Officer)

Exhibit Index

Exhibit     Description

 99        Press release dated July 22, 2004, announcing
          record revenue and earnings for the first quarter ended June 30, 2004.

Exhibit 99


                                         FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Contact: Ralph Finkenbrink
         Sr.Vice President, CFO

NASDAQ: NICK
Web Site: www.nicholasfinancial.com
Ph # - 727-726-0763





Nicholas Financial Reports Record 1st Quarter Results



Clearwater, Florida, - July 22, 2004 Nicholas Financial, Inc., (NASDAQ:NICK) today announced record revenue and earnings for the first quarter ended June 30, 2004. The Company reported that net income increased 40% to $1,632,392 for the three months ended June 30, 2004 as compared to $1,165,975 for the three months ended June 30, 2003. Earnings per share increased 23% to $0.27 as compared to $0.22 for the three months ended June 30, 2003. Revenue for the first quarter increased 20% to $7,276,655 as compared to $6,060,031 for the three months ended June 30, 2003. The Company has now reported same quarter record increases for revenue and earnings in 55 out of the past 56 quarters.


The  Company will hold its 2004 Annual Meeting on August 11,
2004 in Clearwater, Florida at the Countryside Country Club at 10 AM.

Founded in 1985, with assets of $108,600,000 as of June 30, 2004, Nicholas Financial is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 32 branch locations in both the Southeast and the Mid-West States. The Company has approximately 6,500,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.



Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-KSB for the year ended March 31, 2004. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

Nicholas Financial, Inc.
Consolidated Income Statements
(Unaudited, Dollars in Thousands, Except Per Share Amounts)

                              Three Months Ended June 30,
                                   2004           2003
                            -------------------------------
Revenue:

 Finance charge income        $   7,214      $   5,988
 Other income                        63             72
                              ---------      ---------
                                  7,277          6,060
Costs and expenses:

 General & Administrative
   Expenses                       3,157          2,614
 Provision for losses               581            580
Interest expense                    915            987
                              ---------      ---------
                                  4,653          4,181

Income before income taxes        2,624          1,879
Income tax provision                992            713
                              ---------      ---------
 Net income                     $ 1,632       $  1,166
                              =========      =========
Earnings per share:
 Basic                          $  0.29       $   0.23
                              =========      =========
 Diluted                        $  0.27       $   0.22
                              =========      =========

Weighted average shares       5,669,552      5,006,926
                              =========      =========
Weighted average shares and
 assumed dilution             6,063,622      5,300,458
                              =========      =========


Condensed Consolidated Balance Sheets
(Unaudited, Dollars in Thousands)

                               June 30,       March 31,
                                 2004           2004


Cash                          $   1,781      $     958
Finance receivables, net        102,031         97,237
Other assets                      4,788          5,028
                             ----------      ----------
 Total assets                 $ 108,600      $ 103,223
                              =========      =========

Line of credit                $  60,060      $  67,510
Other notes payable                 630            682
Other liabilities                 7,886          7,585
                             ----------      ----------
 Total liabilities               68,576         75,777

Shareholders' equity             40,024         27,446
                             ----------      ----------
Total liabilities and
 Shareholders' equity         $ 108,600      $ 103,223
                              =========      =========



Portfolio Summary
                               Three months ended June 30,
                                    2004       2003
                              ------------------------------

Average finance receivables,
net of unearned interest (1)    $123,025,445  $107,212,467
                                ===========================
Average indebtedness (2)          63,714,820    62,239,301
                                ===========================
Finance revenue (3)                7,214,258     5,988,473
                                ===========================
Interest expense                     915,320       987,328
                                ---------------------------
Net finance revenue                6,298,938     5,001,145
                                ===========================
Weighted average contractual
rate (4)                              24.29%        24.10%
                                ===========================
Average Cost of Borrowed Funds(2)      5.75%         6.35%
                                ===========================
Gross Portfolio Yield (5)             23.46%        22.34%

Interest expense as a percentage
of average finance receivables,
net of unearned interest               2.98%         3.68%

Provision for credit losses as a
percentage of average finance
receivables, net of unearned
interest                               1.89%         2.16%
                                ---------------------------
Net portfolio yield (5)               18.59%        16.50%

Operating expenses as a
percentage of average finance
receivables, net of unearned
interest (6)                          10.04%         9.43%
                                ---------------------------

Pre-tax yield as a percentage of
average finance receivables, net
of unearned interest (7)               8.55%         7.07%
                                ===========================

Write-off to liquidation (8)           5.46%         7.76%

Net charge-off percentage (9)          4.65%         6.64%


(1) Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.

(2) Average indebtedness represents the average outstanding borrowings under the Line and notes payable-related party. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.

(3) Finance  revenue does not include revenue  generated  by
    Nicholas Data Services, Inc.("NDS")   the  wholly  owned
    software subsidiary of Nicholas Financial, Inc.

(4) Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the three months ended June 30, 2004 and 2003, respectively.

(5) Gross portfolio yield represents finance revenues as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.

(6) Operating   expenses  represent  total  expenses,   less
    interest expense, the provision for credit losses and operating costs associated with NDS.

(7) Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.

(8) Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.

(9) Net charge-off percentage  represents  net   charge-offs
    divided   by   average   finance   receivables,  net  of
    unearned interest, outstanding during the period.

Note:	All three month key performance indicators expressed as
     percentages have been annualized.

The following tables present certain information regarding delinquency rates experienced by the Company with respect to Contracts and under its direct loan program.

                                    At June 30,
                              2004              2003
                            ---------           ------
Contracts
Gross Balance Outstanding  $159,959,107     $138,823,707

                       Dollar              Dollar
Delinquencies          Amount   Percent    Amount   Percent
-------------        ---------------------------------------
30 to 59 days        $2,704,294   1.69%  $2,647,022   1.91%
60 to 89 days           539,691   0.34%     736,415   0.53%
90  +  days             219,687   0.14%     307,405   0.22%
                      ---------   -----  ----------   -----
Total Delinquencies  $3,463,672   2.17%  $3,690,842   2.66%

Direct Loans
Gross Balance Outstanding    $4,726,746       $4,346,709

Delinquencies
-------------
30 to 59 days           $26,903   0.57%     $49,582   1.14%
60 to 89 days            20,089   0.43%      12,760   0.29%
90  +  days              26,998   0.57%      38,609   0.89%
                       --------   -----     -------   -----
Total Delinquencies     $73,990   1.57%    $100,951   2.32%


The amounts shown in the table below represent the amount of finance receivables purchased, net of unearned interest.

            --------------------------------------
                      Three Months  Ended June 30,
             State           2004         2003
            --------------------------------------
              FL       $11,020,839    $10,148,495
              GA         2,510,543      2,331,056
              NC         2,153,230      1,998,035
              SC         1,134,618        760,698
              OH         3,251,208      3,125,301
              MI           951,131        455,534
              VA         1,377,750         17,040
                      ----------------------------
            Total      $22,399,319    $18,836,159
                      ============================


The following table represents information on Contracts purchased by the Company, net of unearned interest:


                        Three months ended June 30,
       Contracts             2004          2003
       ------------------------------------------------
       Purchases        $22,399,319    $18,836,159
       Weighted APR          24.11%         23.90%
       Average Discount       8.76%          8.96%
       Average Term(months)      44             44
       Average Loan          $8,275         $8,186
       Number of Contracts    2,707          2,301
       -------------------------------------------------
